     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 15, 1999

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

LEHMAN BROTHERS HOLDINGS INC.              DELAWARE                13-3216325
   LEHMAN BROTHERS HOLDINGS                DELAWARE                13-4054196
       CAPITAL TRUST II                    DELAWARE                13-4054198
   LEHMAN BROTHERS HOLDINGS      (State or Other Jurisdiction   (I.R.S. Employer
      CAPITAL TRUST III                       of                 Identification
 (Exact Name of Registrant as          Incorporation or             Numbers)
  Specified in its Charter)             Organization)

                           --------------------------

                            3 WORLD FINANCIAL CENTER
                            NEW YORK, NEW YORK 10285
                                 (212) 526-7000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------

                             THOMAS A. RUSSO, ESQ.
                         LEHMAN BROTHERS HOLDINGS INC.
                            3 WORLD FINANCIAL CENTER
                            NEW YORK, NEW YORK 10285
                                 (212) 526-7000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         ------------------------------

                                   Copies To:

         RAYMOND W. WAGNER, ESQ.                       JENNIFER MARRE, ESQ.
        SIMPSON THACHER & BARTLETT                LEHMAN BROTHERS HOLDINGS INC.
           425 LEXINGTON AVENUE                      3 WORLD FINANCIAL CENTER
         NEW YORK, NEW YORK 10017                    NEW YORK, NEW YORK 10285

                           --------------------------

    Approximate Date of Commencement of Proposed Sale of the Securities to the
Public: From time to time after the effective date of this Registration Statement, as determined by market conditions.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ File No. 333-50197

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE
                              (SEE FOLLOWING PAGE)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                          PROPOSED      PROPOSED MAXIMUM
                                                          MAXIMUM          AGGREGATE         AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES     AMOUNT TO BE     OFFERING PRICE       OFFERING        REGISTRATION
         TO BE REGISTERED              REGISTERED       PER UNIT(1)       PRICE(2)(3)           FEE
Debt Securities of Lehman Brothers
  Holdings Inc. (4)...............
Preferred Stock of Lehman Brothers
  Holdings Inc. (5)...............
Depositary Shares of Lehman
  Brothers Holdings Inc. (6)......
Preferred Securities of the Trusts
  (7).............................
Guarantees of Preferred Securities
  of the Trusts and Certain
  back-up obligations (8).........
Total.............................    $66,304,108                         $66,304,108         $18,433

(1) The proposed maximum offering price per unit will be determined from time to time by the relevant Registrant in connection with the issuance by such Registrant of the securities registered hereunder.

(2) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933. The aggregate public offering price of the Debt Securities, Preferred Stock and Depositary Shares of Lehman Brothers Holdings Inc. and the Preferred Securities of the Trusts registered hereby will not exceed $66,304,108 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

(3) Exclusive of accrued interest, distributions and dividends, if any.

(4) There is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold from time to time.

(5) There is being registered hereunder an indeterminate number of shares of Preferred Stock of Lehman Brothers Holdings Inc. as from time to time may be issued at indeterminate prices.

(6) There is being registered hereunder an indeterminate number of Depositary Shares as may be issued in the event that Lehman Brothers Holdings Inc. elects to offer fractional interests in the Preferred Stock registered hereby.

(7) There is being registered hereunder an indeterminate number of Preferred Securities of Lehman Brothers Holdings Capital Trust II and Lehman Brothers Holdings Capital Trust III (each a "Trust") as may from time to time be issued at indeterminate prices. Debt Securities may be issued and sold to any Trust, in which event such Debt Securities may later be distributed to the holders of Preferred Securities upon a dissolution of such Trust and the distribution of the assets thereof.

(8) Includes the rights of holders of the Preferred Securities under any Guarantees and certain back-up undertakings, comprised of the obligations of Lehman Brothers Holdings Inc., to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of, each Trust (other than with respect to the Preferred Securities) and such obligations of Lehman Brothers Holdings Inc. as set forth in the Amended and Restated Declaration of Trust of each Trust and the related Indenture, in each case as further described in the Registration Statement. The Guarantees, when taken together with Lehman Brothers Holdings Inc.'s obligations under the related Debt Securities, the related Indenture and the Amended and Restated Declaration of Trust, will provide a full and unconditional guarantee on a subordinated basis by Lehman Brothers Holdings Inc. of payments due on the Preferred Securities. No separate consideration will be received for any Guarantees or such back-up obligations.

                                      NOTE

    This registration statement has been filed pursuant to Rule 462(b) under the Securities Act of 1933. The Registrants hereby incorporate by reference into this registration statement their registration statement on form S-3 as amended (No. 333-50197), filed on April 15 and April 28, 1998 and declared effective by the SEC on April 30, 1998, including the prospectus incorporated therein dated March 23, 1999, first filed (pursuant to Rule 424(b)(5)) on March 25, 1999.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Lehman Brothers Holdings Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on April 15, 1999.

LEHMAN BROTHERS HOLDINGS INC.

                  /s/ KAREN M. MULLER
       -----------------------------------------
                    Karen M. Muller
  By:                VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment thereto has been signed below by the following persons in the capacities indicated.

Dated: April 15, 1999

          SIGNATURE                        TITLE
------------------------------  ---------------------------

                                Chief Executive Officer and
              *                   Chairman of the Board of
------------------------------    Directors (principal
     Richard S. Fuld, Jr.         executive officer)

                                Chief Financial and
              *                   Administrative Officer
------------------------------    (principal financial and
        John L. Cecil             accounting officer)

              *                 Director
------------------------------
      Michael L. Ainslie

              *                 Director
------------------------------
        John F. Akers

              *                 Director
------------------------------
       Roger S. Berlind

              *                 Director
------------------------------
     Thomas H. Cruikshank

              *                 Director
------------------------------
        Henry Kaufman

              *                 Director
------------------------------
     Hideichiro Kobayashi

              *                 Director
------------------------------
       John D. Macomber

              *                 Director
------------------------------
         Dina Merrill

By:      /s/ KAREN M. MULLER
      -------------------------
           Karen M. Muller
          ATTORNEY-IN-FACT

    Pursuant to the requirements of the Securities Act of 1933, Lehman Brothers Holdings Capital Trust II and Lehman Brothers Holdings Capital Trust III each certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and had duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on April 15, 1999.

  LEHMAN BROTHERS HOLDINGS CAPITAL TRUST II

                  /s/ KAREN M. MULLER
       -----------------------------------------
                    Karen M. Muller
                        TRUSTEE
  By:

                   /s/ JENNIFER MARRE
       -----------------------------------------
                     Jennifer Marre
                        TRUSTEE
  By:

                    /s/ OLIVER BUDDE
       -----------------------------------------
                      Oliver Budde
                        TRUSTEE
  By:

  LEHMAN BROTHERS HOLDINGS CAPITAL TRUST III

                  /s/ KAREN M. MULLER
       -----------------------------------------
                    Karen M. Muller
                        TRUSTEE
  By:

                   /s/ JENNIFER MARRE
       -----------------------------------------
                     Jennifer Marre
                        TRUSTEE
  By:

                    /s/ OLIVER BUDDE
       -----------------------------------------
                      Oliver Budde
                        TRUSTEE
  By:

                                 EXHIBIT INDEX

     5.01  Opinion and consent of Karen M. Muller, Esq. as to the validity of the debt securities, preferred stock, depositary shares and guarantees of Lehman Brothers
           Holdings being registered
           -- Filed herewith

     5.02  Opinion and consent of Richards, Layton & Finger as to the validity of the trust preferred securities being registered
           -- Filed herewith

    23.01  Consent of Karen M. Muller, Esq.
           -- Included in Exhibit 5.01 above

    23.02  Consent of Richards, Layton & Finger
           -- Included in Exhibit 5.02 above

    23.03  Consent of Ernst & Young LLP
           -- Filed herewith

    24.01  Powers of attorney
           -- Filed herewith